UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 1, 2006, the Board of Directors approved annual cash bonus awards for the fiscal year ended September 30, 2006.  The cash bonus awards included payments to the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and, based on the “named executive officers” listed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission that discloses such officers, one named executive officer.  Upon the recommendation of the Compensation Committee and after consideration of the contribution made by each executive officer during the fiscal year, the Board of Directors made the following cash bonus awards to the officers listed below pursuant to their previously disclosed employment contracts with the Company which specify bonus targets and pro-rating provisions:

Name and Title	Cash Bonus Award

D. Hunt Ramsbottom, Chief Executive Officer and President	$440,000	(1)
Douglas M. Miller, Chief Operating Officer and Executive Vice President	$146,250	(2)
I. Merrick Kerr, Chief Financial Officer and Executive Vice President	$99,375	(3)
Richard O. Sheppard, Senior Vice President, Project Development	$120,000	(4)

(1)	Based on bonus target range of 100% to 200% of base salary; pro-rated to 80% for fiscal year 2006
(2)	Based on bonus target range of 50% to 100% of base salary; pro-rated to 75% for fiscal year 2006
(3)	Based on bonus target range of 50% to 100% of base salary; pro-rated to 50% for fiscal year 2006
(4)	Based on bonus target range of 50% to 100% of base salary

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: December 7, 2006	By:	/s/ Colin Morris

Colin Morris
Vice President and General Counsel

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